Exhibit 4.1

                                SPAR GROUP, INC.

                       2001 CONSULTANT STOCK PURCHASE PLAN

                       AS AMENDED THROUGH NOVEMBER 1, 2001

                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE.
                           ---------------------------

         Section 1.1. Purpose. The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by employees of the affiliates of SPAR Group, Inc., which affiliates provide consulting and other services to the Company, in order to increase such employees proprietary interest in the success of the Company (as "Subsidiary", "Plan" and "Company" are hereinafter defined). The Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Code.

         Section 1.2. Effective Date. The effective date of the Plan is as of June 1, 2001.

                                   ARTICLE II

                                  DEFINITIONS.
                                  ------------

         Section 2.1. Certain Defined Terms. Whenever used in the text of this Plan, the following terms shall have the meanings set forth below:

         "affiliate" of a referenced person shall mean (a) any other person controlling, controlled by or under common control with such referenced person,
(b) any other person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights or of the interest in the capital, distributions or profits of the referenced person, (c) any other person operating the business or substantially all of the property of the referenced person, or vice versa, or (d) any director, officer, manager or other executive of or partner, member or joint venturer in the referenced person or such other person. If the referenced person is an individual, then the term. "affiliate" also shall include members of the immediate family (including parents, spouse and children) of such individual and any "affiliate" of one or more of those family members. The terms "control", "controlling", "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

         "Affiliate Employee" shall mean any person who is designated by the Company as an employee of any SPAR Affiliate for purposes of the Tax Code and who is not otherwise permitted to participate in the Company's ESP Plan. This term does not include members of the Board unless they are employed by a SPAR Affiliate, and does not include individuals designated by the Company as independent contractors, notwithstanding any subsequent determination to the contrary by the Internal Revenue Service.

         "Board" shall mean the Board of Directors of SGRP.

         "Committee" shall mean the Board or a committee (which may include non-members of the Board) or officer(s) of SGRP designated by the Board to administer the Plan. The Board may appoint and remove members of the Committee at any time. "Committee" shall include (without limitation) the Board acting as the Committee irrespective of whether such a Committee then exists.

         "Common Stock" shall mean the common stock of SPAR Group, Inc.

         "Company" shall mean SGRP.

         "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Tax Code.

         "ESP Plan" shall mean SGRP's 2001 Employee Stock Purchase Plan, effective as of June 1, 2001, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


                                      -C-1-

         "Fair Market Value" of Common Stock shall be determined in accordance with the following rules.

     (i) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price on that day, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or is listed;

     (ii) If not listed or admitted to trading on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq Stock Market or any comparable system or, if no such reported sale takes place on that day, the average of the closing bid and asked prices on that day;

     (iii) If the Common Stock is not included in the Nasdaq Stock Market or any comparable system, Fair Market Value shall be the closing bid and asked prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose;

     (iv) If the Common Stock is not traded on the day in question, its Fair Market Value on the most recent preceding day on which it was traded shall be used.

         "Participant" shall mean an Affiliate Employee who has been granted a Purchase Right under the Plan.

         "Plan" shall mean this 2001 Consultant Stock Purchase Plan, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein.

         "Purchase Right" shall mean a right to purchase Common Stock granted pursuant to the Plan.

         "Purchase Right Period" shall mean the following periods: (a) January 1
- March 31; (b) April 1 - June 30; (c) July 1 - September  30; and (d) October 1
- December 31; or such other periods as the Committee from time to time may approve. The first Purchase Right Period shall commence on July 1, 2001, or such later date as the Committee may approve, and shall end on September 30, 2001.

         "Securities Act" shall mean the Securities Act of 1933, as amended,, and the rules and regulations promulgated thereunder, in each case as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time.

         "SGRP" shall mean SPAR Group, Inc., a Delaware corporation.

         "SPAR Affiliate" and "SPAR Affiliates" shall respectively mean any one or more of SPAR Marketing Services, Inc., SPAR Management Services, Inc., SPAR InfoTech, Inc., and any other affiliate of any of them or of the Company, including (without limitation) any corporation or other entity directly or indirectly under the control of one or more of Robert G. Brown, William H. Bartels, their respective families, and trusts under which either of them is a trustee or beneficiary.

         "Stockholders" shall mean the holders of Common Stock.

         "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, in each case as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time.


                                     -C-2-

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         Section 3.1. Eligibility. (a) Except as otherwise provided in Section 31(b) or 31(c) hereof, all Affiliate Employees are eligible to participate in the Plan.

         (b) The Committee from time to time may establish, and once established from time to time may modify or repeal, additional limits on or criteria for eligibility not prohibited by applicable law, including (without limitation) duration of employment.

         Section 3.2. Payroll Withholding. (a) Affiliate Employees may enroll as Participants by executing prior to the commencement of each Purchase Right Period a form provided by the Committee on which they designate: (i) the dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to the Plan Account for the purchase of Common Stock, which shall not be less than ten dollars ($10) per week in the case of a Participant paid on a weekly basis, twenty dollars ($20) per pay period in the case of a Participant paid on a bi-weekly or semi-monthly basis, or forty dollars ($40) per pay period in the case of a Participant paid on a monthly basis; and/or (ii) the amount of funds, if any, which they will deposit at the beginning of the Purchase Right Period for the purchase of Common Stock, which amount may be subject to a limit established by the Board or Committee from time to time. Each Participant hereby authorizes his SPAR Affiliate employer to make such withholdings and remit them to SGRP to hold and apply in accordance with this Plan.

         (b) Once chosen, the rate of contributions for a Purchase Right Period cannot be decreased or increased without terminating the Purchase Right.

         (c) However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up any contributions that he or she failed to make while on a leave of absence if the Participant returns to active employment and contributes those amounts before the end of the Purchase Right Period.

         Section 3.3. Limitations. (a) Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock under this Plan at a rate that exceeds either six thousand two hundred fifty dollars ($6,250) per quarterly Purchase Right Period or twenty-five thousand dollars ($25,000) per calendar year.

         (b) The twenty-five thousand dollar ($25,000) limitation shall apply to the Participant's right to purchase Common Stock under this Plan and under all other employee stock purchase plans that are maintained by the Company and its Subsidiaries, including those described in Tax Code Section 423.

         (c) These dollar limitations apply to the Fair Market Value of Common Stock on the first day of the Purchase Right Period.

         Section 3.4. Granting of Purchase Rights. (a) The price at which each share covered by a Purchase Right will be purchased will in all instances be one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period; provided, however, that the Board in its discretion from time to time may determine that it is in the best interests of the Company to charge, and direct that the purchase price will be (for such period or until the Board in its discretion determines otherwise), such lesser percentage of Fair Market Value with respect to newly issued shares of Common Stock as may be specified by the Board.

         (b) Notwithstanding the provisions of Paragraph (a) above, and subject to the limitations of Section 33 above, in no event will a Participant be entitled to purchase more than ten thousand (10,000) shares in a single Purchase Right Period.

         Section 3.5. Establishment of the Plan Account. (a) All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution, or both) will be deposited into a separate account maintained for all of the Participants (the "Plan Account"). The Company will maintain a separate bookkeeping account on its books and records for each Participant for the purpose of crediting all additions to and subtractions from the Plan Account made by or on behalf of the Participant, and such books and records shall be conclusive as to the existence and amounts thereof absent manifest error.

         (b) No interest will be earned on any Participant contributions to the Plan.


                                     -C-3-

         (c) A Participant may not withdraw any amounts from his or her deposits (including withholdings and lump sum contributions)into the Plan Account without terminating his or her Purchase Right for the applicable Purchase Right Period pursuant to Section 41 below.

                                   ARTICLE IV

                                PURCHASE RIGHTS.
                                ----------------

         Section 4.1. Termination of Purchase Rights. (a) A Participant may withdraw from the Plan at any time with respect to the then current or the next Purchase Right Period (as specified by the Participant) by submitting written notice to the Company by no later than the fifteenth (15th) day of the last month of the then current Purchase Right Period. The Participant's Purchase Right shall terminate upon his or her withdrawal from the Plan.

         (b) Except as otherwise provided in Section 45 hereof, a Purchase Right shall terminate automatically if the Participant holding the Purchase Right: (i) ceases to be employed by the Company, any Subsidiary or any SPAR Affiliate for any reason for more than ninety (90) days; or (ii) is on a leave of absence in excess of ninety (90) days, unless the Participant's rights to reemployment are guaranteed by statute or contract with the Company, any Subsidiary or any SPAR Affiliate; provided that no termination will occur if an employee is immediately hired by any other company consisting of either the Company, its subsidiaries or any SPAR Affiliate.

         (c) Upon the termination of a Purchase Right, all amounts held for the Participant in the Plan Account shall be refunded to the Participant no later than ninety (90) days after the date of termination.

         (d) Notwithstanding the above provisions of this Section 41, in the event that a Participant ceases making contributions during a Purchase Right Period but does not incur a termination of employment, the Participant may elect to leave his or her prior contributions in the Plan to be used to purchase Common Stock at the end of the Purchase Right Period. However, in no event can a
Participant: (i) reduce (but not eliminate) his or her contributions during a Purchase Right Period; or (ii) suspend his or her contributions and recommence making them in the same Purchase Right Period, unless due to a leave of absence.

         Section 4.2. Exercise of Purchase Rights. (a) Unless previously terminated, Purchase Rights will be exercised automatically on the last day of the Purchase Right Period.

         (b) Except as provided in Section 32(b) above, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds: (i) deposited at the beginning of a Purchase Right Period; and/or (ii) accumulated through payroll deductions made during the Purchase Right Period.

         (c) The Company, at its option may either (i) issue stock certificates to each individual purchaser for the whole number of shares of Common Stock or
(ii) issue one or more global stock certificates for the aggregate number of shares of Common Stock, and maintain records of the amount of Common Stock owned by each individual purchaser, as soon as practicable following the date of the exercise of the Purchase Right.

         (d) Fractional shares will not be issued under the Plan. Any accumulated payroll deduction or funds deposited at the beginning of a Purchase Right Period that otherwise would have been used to purchase fractional shares (but for the foregoing) will be carried forward and applied toward the purchase of Common Stock under the Plan at the end of the next Purchase Right Period.

         Section 4.3.  Extraordinary  Event.  The  following  provisions of this
Section 43 shall apply, notwithstanding any other Section of this Plan to the contrary.

         (a) An  "Extraordinary  Event"  shall be deemed to occur as a result of
(i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger or consolidation in which the Company does not survive, (iii) any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) any acquisition by any person or group (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than fifty percent (50%) of the Common Stock (other than ownership by Robert G. Brown, William H. Bartels, their respective families, trusts under which either of them is a trustee or beneficiary, and corporations and other entities under their individual or collective control).


                                     -C-4-

         (b) All Purchase Rights shall be deemed automatically exercised immediately preceding the Extraordinary Event. In such an event, the Purchase Right Period shall be deemed to have ended on such preceeding day, and accordingly the purchase price for the Common Stock purchased in such exercise shall be based on the Fair Market Value of the Common Stock on that date for purposes of Section 34(a) above.

         Section 4.4. Non-Transferability of Purchase Rights. A Purchase Right may not be assigned or otherwise transferred by a Participant other than by will and the laws of descent and distribution. During the lifetime of the Participant, the Purchase Right may be exercised only by the Participant.

         Section 4.5. Death or Disability. Except as may otherwise be expressly provided in the Participant's written employment or termination contract, upon the death or Disability of a Participant while employed by the Company or any Subsidiary or any SPAR Affiliate, the Purchase Rights of such Participant shall continue for the balance of the then current Purchase Right Period, and the Participant or his estate shall purchase and receive the shares of Common Stock provided under this Plan. The Participant's SPAR Affiliate employer shall continue to make the previously elected payroll deductions for the balance of the then current Purchase Right Period with respect to such Participant to the extent any amounts are due to such Participant in the relevant payroll periods. A disabled Participant or the estate of a deceased Participant may, but shall not be required to, make up any deduction shortfalls in the manner contemplated by Section 32(c) hereof.

                                   ARTICLE V

                                  COMMON STOCK.
                                  -------------

         Section 5.1. Shares Subject to Plan. (a) The maximum number of share of Common Stock which may be issued under the Plan is five hundred thousand (500,000) shares, subject to adjustment pursuant Section 52 below, provided that in no event shall the aggregate number of shares of Common Stock that may be issued under this Plan and the ESP Plan exceed 500,000 (subject to such adjustments).

         (b) If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares allocable to the Purchase Right may again become subject to purchase under the Plan.

         (c) The Common Stock issuable under the Plan may be previously unissued or may have been reacquired by the Company in the open market (or otherwise).

         Section 5.2. Adjustment Upon Changes in Capitalization. A proportionate adjustment shall be made by the Committee in the number, kind or other relevant affected attribute of the shares subject to outstanding Purchase Rights if after the end of a Purchase Right Period and before the issuance of the affected shares the outstanding shares of Common Stock are increased, decreased or exchanged for different securities, through reorganization, recapitalization, reclassification or other similar transaction (not constituting an Extraordinary Event under Section 43 above).

         Section 5.3. Compliance with Securities Laws. (a) It is a condition to the exercise of any Purchase Right that either (i) a Registration Statement under the Securities Act with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or
(ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any Purchase Right under the Securities Act or to keep any Registration Statement effective or current.

         (b) The Committee may require, in its sole discretion, as a condition to the exercise of a Purchase Right that the Participant execute and deliver to the Company such Participant's representations and warranties, in form, substance and scope satisfactory to the Committee, as the Committee may determine to be necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including (without limitation) that (i) the shares of Common Stock to be issued upon exercise of the Purchase Right are being acquired by the Participant for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of shares of Common Stock by such Participant will be made only pursuant to (A) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (B) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such Securities Act exemption to the proposed sale or distribution.


                                     -C-5-

         (c) In addition, if at any time the Committee shall determine that the listing or qualification of the shares of Common Stock subject to such Purchase Right on any securities exchange, Nasdaq or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of a Purchase Right or the issuance of shares of Common Stock thereunder, such Purchase Right may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained by the Company free of any conditions not acceptable to the Committee.

                                   ARTICLE VI

                              PLAN ADMINISTRATION.
                              --------------------

         Section 6.1. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have the authority to: (i) interpret the Plan;
(ii) prescribe rules and procedures relating to the Plan; and (iii) take all other actions necessary or appropriate for the administration of the Plan.

         (b) A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by: (i) a majority of the members present at any meeting; or (ii) all of the members in writing without a meeting.

         (c) Any controversy or claim arising out of or relating to this Plan, any Purchase Right granted under this Plan or the books and records of the Company with respect thereto shall be determined unilaterally by the Committee in their sole and absolute discretion. The determinations of the Committee on such matters shall be final, conclusive and binding on all parties.

         (d) No present or former member of the Committee or Board of Directors or employee of the Company, any Subsidiary or any SPAR Affiliate shall be liable for any action, inaction or determination made in good faith with respect to this Plan, any Purchase Right granted hereunder or any bookkeeping entry made in connection therewith.

         (e) Notwithstanding anything herein to the contrary, the Board may at any time and from time to time make any determination or take any other action delegated to the Committee hereunder.

         Section 6.2. Indemnification. (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other employee of the Company or any Subsidiary or Affiliate Employee, from and against any and all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment and reasonable attorneys fees and expenses) reasonably incurred by the individual in connection with any claims against the individual by reason of any action, inaction or determination by the individual under the Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of any duties under the Plan; or (ii) the individual fails to assist the Company in defending against any such claim.

         (b) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit.

         (c) Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION.
                           --------------------------

         Section 7.1. Amendment and Termination. The Board may amend or terminate the Plan at any time by means of written action, except with respect to outstanding Purchase Rights during a Purchase Period. However, notwithstanding the preceding sentence, the Committee may elect to accelerate the last day of the Purchase Right Period (by means of an amendment to the Plan or otherwise) at any time.

         Section 7.2. Stockholder Approval. (a) No shares of Common Stock shall be issued under the Plan unless the Plan is approved by the Stockholders within twelve (12) months before or after the date of the adoption of the Plan by the Board.


                                     -C-6-

         (b) If the Plan is not approved by the Stockholders within that time period, the Plan and all Purchase Rights issued under the Plan will terminate and all contributions will be refunded to the Participants. The approval by the Stockholders must relate to: (i) the class of individuals who may be Participants; and (ii) the aggregate number of shares that can be granted under the Plan. If either of those items are changed, the approval of the Stockholders must again be obtained.

                                  ARTICLE VIII

                             MISCELLANEOUS MATTERS.
                             ----------------------

         Section 8.1. Uniform Rights and Privileges. The rights and privileges of all Participants under the Plan shall be the same.

         Section 8.2. Application of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

         Section 8.3. No Additional Rights. (a) Neither the adoption of this Plan nor the granting of any Purchase Right shall: (i) affect or restrict in any way the power of the Company, any Subsidiary or any SPAR Affiliate to undertake any corporate action otherwise permitted under applicable law; or (ii) confer upon any Participant the right to continue to be employed by the Company or any Subsidiary or SPAR Affiliate, nor shall it interfere in any way with the right of the Company, any Subsidiary or any SPAR Affiliate to terminate the employment of any Participant at any time, with or without cause.

         (b) No Participant shall have any rights as a Stockholder with respect to shares covered by a Purchase Right until such time as the Participant is listed as the owner of record of the purchased shares on the books and records of the Company's transfer agent.

         (c) No adjustments will be made for cash dividends or other rights for which the record date is prior to the date the Participant is listed as the owner of record of the purchased shares on the books and records of the Company's transfer agent .

         Section 8.4. Governing Law. This Plan and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware (other than those that would defer to the substantive laws of another jurisdiction).

         Section 8.5. Construction. None of the terms or provisions of this Plan or any related document shall be construed or interpreted with any presumption against the Company by reason of the Company causing the drafting thereof. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the plural and singular, respectively, and any term stated in the masculine, feminine or neuter gender shall include the other forms as well. Captions and headings have been provided for convenience and shall not affect the meaning or interpretation of this Plan.

         Section 8.6. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in this Plan shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.


                                     -C-7-